EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-281302 on Form S-3 and Registration Statement Nos. 333-233937 and 333-288547 on Form S-8 of The Pennant Group, Inc. of our report dated December 16, 2025, relating to the abbreviated financial statements of the Acquired UnitedHealth Subsidiaries appearing in this Form 8-K/A dated December 16, 2025.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
December 16, 2025